                                                                   EXHIBIT 99.A1

C&S 510 (8/93)                                                    CONFORMED COPY

 MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
                                                        Date Received
              FILED
                                                        DEC 15  1995

           DEC 15  1995

          ADMINISTRATOR
 MICHIGAN DEPARTMENT OF COMMERCE
 CORPORATION & SECURITIES BUREAU



                       RESTATED ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:
                                     DTE ENERGY COMPANY

2.   The identification number assigned by the Bureau is:  232-099

3.   All former names of the corporation are:

                                     DTE HOLDINGS, INC.

4.   The date of filing the original Article of Incorporation was:
      January 26, 1995

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.




         SEE ATTACHED AMENDED AND RESTATED ARTICLES OF INCORPORATION

COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b).

a.[ ] These Restated Articles of Incorporation were duly adopted on the ______ day of ______________ 19___, in accordance with the provisions of
       Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.



Signed this             day of                        , 19
            -----------       ------------------------    ----------------------


-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------
    (Signatures of Incorporators; type or print name under each signature)



b.[ ] These Restated Articles of Incorporation were duly adopted on 11 day of December 1995 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

     [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

     [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.
            Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

     [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.



                       Signed this 13th day of December             , 1995
                                   ----        ---------------------    --------
                       By:                John E. Lobbia/s/
                           -----------------------------------------------------
                                              (Signature)
                            John E. Lobbia                 Chairman of the Board
                       ---------------------------------------------------------
                          (Type or Print Name)             (Type or Print Title)

C&S 510





DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS                  Name of person or organization
INDICATED IN THE BOX BELOW.  Include name, street and number           remitting fees:
(or P.O. Box), city, state and ZIP code.                                        E. M. Godfrey
                                                                       ------------------------------
                                                                                (313) 235-8670
                                                                       ------------------------------
                                                                       Preparer's name and business
Elaine M. Godfrey                                                      telephone number:
2000 2nd Avenue, Room 2412
Detroit MI  48226                                                               E. M. Godfrey
                                                                       ------------------------------
                                                                                (313) 237-8670
                                                                       ------------------------------


                         INFORMATION AND INSTRUCTIONS

1.   The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2.   Submit one original copy of this document.  Upon filing, the document will be added to the records of the Corporation and
     Securities Bureau.  The original copy will be returned to the address appearing in the box on front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible.  Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.   This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation.  Restated articles of incorporation area an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4.   Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders.  Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders.  Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5.   Item 2 - Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

6.   The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7.   This document is effective on the date endorsed"filed" by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.   If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be signed in ink by all of the incorporators.  Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9.   FEES: NON-REFUNDABLE FEE  (Make remittance payable to the State of Michigan.
            Include corporation name and identification number on check or money order)................. $10.00
            Franchise fee --- payable only if authorized shares is increased:
                      each additional 20,000 authorized shares or portion thereof....................... $30.00

10.   Mail form and fee to:
      Michigan Department of Commerce
      Corporation and Securities Bureau
      Corporation Division
      P.O. Box 30054
      Lansing, Michigan  48909-7554
      Telephone: (517) 334-6302



             Michigan Department of Consumer and Industry Services


                               Filing Endorsement




This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for
                               DTE ENERGY COMPANY

                               ID NUMBER., 232099

received by facsimile transmission on September 25, 1997 is hereby endorsed

Filed an September 25, 1997 by the Administrator.



                              In testimony whereof, I have
                              hereunto set my hand and affixed the
                              Seal of the Department, in the City
                              of Lansing,, this 25th day of
                              September, 1997.



     STATE
     SEAL

                                 Julie Croll/s/    Director

             Corporation, Securities and Land Development Bureau

                                                                  CONFORMED COPY


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


     PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972, THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING ARTICLES:


                                   ARTICLE I
     THE NAME OF THE CORPORATION IS DTE ENERGY COMPANY.

                                   ARTICLE 11

     THE PURPOSES FOR WHICH THE CORPORATION (THE "COMPANY") IS FORMED ARE TO ENGAGE IN ANY ACTIVITY WITHIN THE PURPOSES FOR WHICH CORPORATIONS MAY BE FORMED UNDER THE MICHIGAN BUSINESS CORPORATION ACT (THE "ACT").


                                  ARTICLE III

     THE LOCATION AND POST OFFICE ADDRESS OF THE PRINCIPAL OFFICE OF THE COMPANY AT THE TIME OF FILING THESE ARTICLES IS 2000 2ND AVENUE, DETROIT, WAYNE COUNTY, MICHIGAN 48226-1279 AND IT IS HEREBY DESIGNATED AS THE LOCATION AND POST OFFICE ADDRESS OF THE REGISTERED OFFICE OF THE COMPANY IN MICHIGAN UNDER THESE ARTICLES.


                                   ARTICLE IV

     THE NAME OF THE COMPANY'S RESIDENT AGENT IN MICHIGAN AT THE TIME OF FILING THESE ARTICLES IS SUSAN M. BEALE AND SHE IS HEREBY DESIGNATED AS THE RESIDENT AGENT OF THE COMPANY IN MICHIGAN UNDER THESE ARTICLES.


                                   ARTICLE V

     A. THE AGGREGATE NUMBER OF SHARES WHICH THE COMPANY IS AUTHORIZED TO ISSUE IS FOUR HUNDRED AND FIVE MILLION (405,000,000) SHARES, DIVIDED INTO AND CONSISTING OF (A) FOUR HUNDRED MILLION (400,000,000) SHARES OF COMMON STOCK, WITHOUT PAR VALUE, AND (B) FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK, WITHOUT PAR VALUE, ISSUABLE IN ONE OR MORE SERIES AS HEREINAFTER PROVIDED.

     B. THE AUTHORIZED PREFERRED STOCK MAY BE ISSUED, IN ONE OR MORE SERIES, FROM TIME TO TIME AS THE BOARD OF DIRECTORS MAY DETERMINE. EACH SERIES OF PREFERRED STOCK SHALL BEAR A DISTINCTIVE DESIGNATION, SHALL BE ISSUED IN SUCH NUMBER OF SHARES AND SHALL HAVE SUCH RELATIVE VOTING, DISTRIBUTION, DIVIDEND, LIQUIDATION AND OTHER RIGHTS, PREFERENCES AND LIMITATIONS AND REDEMPTION AND/OR CONVERSION PROVISIONS (INCLUDING PROVISIONS FOR THE REDEMPTION OR CONVERSION OF SHARES AT THE OPTION OF THE

SHAREHOLDER OR THE COMPANY OR UPON THE HAPPENING OF A SPECIFIED EVENT) AS SHALL BE PRESCRIBED, AND THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED TO FIX SUCH TERMS, BY A RESOLUTION OF THE BOARD OF DIRECTORS. SUCH RESOLUTIONS, WHEN FILED, SHALL CONSTITUTE AMENDMENTS TO THESE ARTICLES OF INCORPORATION TO THE EXTENT PROVIDED BY THE ACT.

     C. EACH HOLDER OF COMMON STOCK OF THE COMPANY SHALL BE ENTITLED TO ONE VOTE FOR EACH SHARE OF SUCH STOCK STANDING IN SUCH SHAREHOLDER'S NAME ON THE BOOKS OF THE COMPANY AND EACH HOLDER OF PREFERRED STOCK OF THE COMPANY SHALL BE ENTITLED TO SUCH VOTING RIGHTS AS SHALL BE ESTABLISHED BY THE BOARD OF DIRECTORS PURSUANT TO PARAGRAPH B OF THIS ARTICLE V; PROVIDED THAT NO SHARE OF PREFERRED STOCK MAY BE ENTITLED TO MORE THAN ONE VOTE PER SHARE.

     D. IN ALL ELECTIONS OF DIRECTORS EVERY HOLDER OF COMMON STOCK, AND EVERY HOLDER OF PREFERRED STOCK ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS WHOSE PREFERRED STOCK HAS BEEN GRANTED THE RIGHT TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, SHALL HAVE THE RIGHT TO VOTE THE NUMBER OF SHARES OF STOCK OWNED BY SUCH SHAREHOLDER FOR AS MANY PERSONS AS THERE ARE DIRECTORS TO BE ELECTED AND FOR WHOSE ELECTION SUCH SHAREHOLDER HAS THE RIGHT TO VOTE, OR TO CUMULATE ALL THE VOTES SUCH SHAREHOLDER COULD CAST FOR ELECTION OF DIRECTORS AND CAST THEM ALL FOR ONE CANDIDATE OR DISTRIBUTE THEM AMONG CANDIDATES FOR WHOM SUCH SHAREHOLDER IS ENTITLED TO VOTE, AS SUCH SHAREHOLDER SHALL THINK FIT.

     E. NO SHAREHOLDER SHALL HAVE ANY PREEMPTIVE OR PREFERENTIAL RIGHT TO SUBSCRIBE FOR OR PURCHASE ANY PART OF ANY NEW OR ADDITIONAL ISSUE OF STOCK OF ANY CLASS WHATSOEVER, OR OF SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY STOCK OF ANY CLASS WHATSOEVER, OR OF SECURITIES CARRYING OPTIONS, WARRANTS OR OTHER RIGHTS TO PURCHASE OR OTHERWISE ACQUIRE STOCK OF ANY CLASS WHATSOEVER, WHETHER NOW OR HEREAFTER AUTHORIZED AND WHETHER ISSUED FOR CASH OR OTHER CONSIDERATION OR BY WAY OF DIVIDEND OR OTHERWISE, OR TO HAVE ANY OTHER PREEMPTIVE OR PREFERENTIAL RIGHT AS NOW OR HEREAFTER DEFINED BY THE LAWS OF THE STATE OF MICHIGAN.


                                   ARTICLE VI

     TO THE FULL EXTENT PERMITTED BY THE ACT OR ANY OTHER APPLICABLE LAWS PRESENTLY OR HEREAFTER IN EFFECT NO DIRECTOR OF THE COMPANY SHALL BE PERSONALLY LIABLE TO THE COMPANY OR ITS SHAREHOLDERS FOR OR WITH RESPECT TO ANY ACTS OR OMISSIONS IN THE PERFORMANCE OF HIS OR HER DUTIES AS A DIRECTOR OF THE COMPANY. ANY REPEAL OR MODIFICATION OF THIS ARTICLE VI SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE COMPANY EXISTING HEREUNDER IMMEDIATELY PRIOR TO SUCH REPEAL OR MODIFICATION.

                                  ARTICLE VII

     EACH PERSON WHO IS OR WAS OR HAD AGREED TO BECOME A DIRECTOR OR OFFICER OF THE COMPANY, OR EACH SUCH PERSON WHO IS OR WAS SERVING OR WHO HAD AGREED TO SERVE AT THE REQUEST OF THE BOARD OF DIRECTORS AS AN EMPLOYEE OR AGENT OF THE COMPANY OR AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE (INCLUDING THE HEIRS, EXECUTORS, ADMINISTRATORS OR ESTATE OF SUCH PERSON), SHALL BE INDEMNIFIED BY THE COMPANY TO THE FULL EXTENT PERMITTED BY THE ACT OR ANY OTHER APPLICABLE LAWS AS PRESENTLY OR HEREAFTER IN EFFECT. WITHOUT LIMITING THE GENERALITY OR THE EFFECT OF THE FOREGOING, THE COMPANY MAY ENTER INTO ONE OR MORE AGREEMENTS WITH ANY PERSON WHICH PROVIDES FOR INDEMNIFICATION GREATER OR DIFFERENT THAN THAT PROVIDED IN THIS ARTICLE. ANY REPEAL OR MODIFICATION OF THIS ARTICLE VII SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION EXISTING HEREUNDER IMMEDIATELY PRIOR TO SUCH REPEAL OR MODIFICATION.


                                  ARTICLE VIII

     THE TERM OF THE CORPORATE EXISTENCE OF THE COMPANY IS PERPETUAL.


                                   ARTICLE IX

     THE NAME AND ADDRESS OF THE SOLE INCORPORATOR IS AS FOLLOWS:

              SUSAN M. BEALE
              2000 2ND AVENUE
              DETROIT, MICHIGAN 48226-1279



DATED THIS  13TH    DAY OF DECEMBER, 1995.





                                             JOHN E. LOBBIA  /S/
                                             CHAIRMAN OF THE BOARD

                                                             CONFORMED COPY


                           CERTIFICATE OF DESIGNATION

                                       of

                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                       of

                               DTE ENERGY COMPANY

                      (Pursuant to Section 450.1302 of the
               Business Corporation Act of the State of Michigan)

     DTE Energy Company, a Michigan corporation (the "Company"), DOES HEREBY
CERTIFY:

     That, pursuant to authority vested in the Board of Directors of the Company by its Amended and Restated Articles of Incorporation, and pursuant to the provisions of Section 450.1302 of the Michigan Business Corporation Act, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") by the Amended and Restated Articles of Incorporation of the Company, a series of Preferred Stock, without par value (the "Preferred Stock"), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                           I.  Designation and Amount

     The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 1,500,000.

                        II.  Dividends and Distributions

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Company will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

     (c) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                              III.  Voting Rights

     The holders of shares of Series A Preferred will have the following voting rights:

           (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company.

           (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

           (c) Except as set forth in the Amended and Restated Articles of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

                           IV.  Certain Restrictions

     (a) Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

           (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

           (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

           (iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

                             V.  Reacquired Shares

     Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  VI.  Liquidation, Dissolution or Winding Up

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       VII.  Consolidation, Merger, Etc.

     In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               VIII.  Redemption

     The shares of Series A Preferred are not redeemable.

                                   IX.  Rank

     The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock.

                                 X.  Amendment

     Notwithstanding anything contained in the Amended and Restated Articles of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Amended and Restated Articles of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Chairman and Chief Executive Officer and attested by its Vice President and Secretary this 23rd day of September, 1997.



                                             /s/ John E. Lobbia
                                             ----------------------------
                                             John E. Lobbia
                                             Chairman and Chief Executive
                                             Officer


Attest:


/s/ Susan M. Beale
----------------------------
Susan M. Beale
Vice President and Secretary